EXHIBIT 99.3

OneTravel Holdings, Inc. and Certain Wholly-Owned Subsidiaries File

Motion Seeking Order to Approve Sale of Assets

ATLANTA – August 8, 2006 — On July 14, 2006, OneTravel Holdings, Inc. (OTVL), a leading online provider of travel and leisure services, and certain of its wholly-owned subsidiaries, OneTravel, Inc., a Texas corporation, Farequest Holdings, Inc., a Delaware corporation, Flightserv, Inc., a Delaware corporation, and FS Tours, Inc., a Delaware corporation, filed a motion with the United States Bankruptcy Court for the Western District of Texas Midland Division seeking an order pursuant to 11 U.S.C. §§ 105 and 363 approving procedures to sell certain personal property assets free and clear of liens, claims and encumbrances without further court approval. On July 31, 2006, the OneTravel debtors filed a motion with the Bankruptcy Court seeking an order to approve the sale, among other things.

A hearing to approve the bid procedures with respect to the sale was conducted on August 2, 2006. Following such hearing, the Bankruptcy Court orally approved the bid procedures, subject to certain modifications. In addition, following the same hearing, the court approved the OneTravel debtors’ request to authorize post-petition financing, granting senior liens and super-priority administrative expense status to Palisades Master Fund, L.P. Such financing allows the OneTravel debtors to use an additional $1.5 million in exchange for granting certain protection to Palisades. The OneTravel debtors currently anticipate conducting an auction to sell the assets followed by a hearing to approve the asset sale on or about August 30, 2006.

There is no assurance that an asset sale can be consummated on a timely basis, if at all. An asset sale under Section 363 of the Bankruptcy Code may involve substantial transaction-related costs.

A copy of the motion filed with the court is available in at the following website — http://www.coxsmith.com/docs/OneTravelSale.pdf.

About OneTravel Holdings, Inc. (OTVL)

OneTravel Holdings, Inc. (www.onetravelholdings.com) derives all of its revenues from its travel business subsidiaries, Farequest Holdings, Inc., operating under the name 1-800-CHEAPSEATS, www.1-800-cheapseats.com and OneTravel, Inc. operating under the names www.onetravel.com, www.cheapseats.com, www.discounthotels.com and www.11thhour.com. Statements in this news release about anticipated or expected future revenue or shareholder value growth or expressions of future goals or objectives, including statements regarding market conditions or whether current plans to grow and strengthen the Company’s business will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of

1934, as amended. When used in this release and documents, the words “anticipate”, “believe”, “estimate”, “expect” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or a change in market demand for its products and services or to fully or effectively integrate all business units or the inability to realize anticipated cost savings or revenue and stockholder value growth opportunities associated with the acquisitions of Farequest Holdings, Inc. and OneTravel, Inc. The Company has previously mentioned in conference calls that gross bookings are not equal to gross revenues under generally accepted accounting principles, so no inference can be made about profitability based on gross bookings unless expressly stated by the Company. The Company is also subject to those risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s historical losses and negative cash flow, its need for additional capital, including to finance the $12,500,000 promissory notes payable to the former stockholders of OneTravel, Inc. and $15,625,000 of the Company’s Secured Convertible Debentures that have been accelerated by the noteholders, and that future financing, if available, will dilute the Company’s current common stockholders, plus the Company’s inability to maintain listing with the American Stock Exchange and its resultant trading on the “Pink Sheets”, could have an adverse affect on the Company’s stock value and liquidity. Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political, or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company’s SEC filings, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Company Contact:

Edward J. Wegel

(404) 256-6620